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                           TRAVELERS SERIES FUND INC.

                              ARTICLES OF AMENDMENT
                             CHANGING NAME OF SERIES
                         PURSUANT TO MGCL SECTION 2-605

     Travelers Series Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

     The name of the "Salomon Brothers Global High Yield Portfolio" series of capital stock of the Corporation is hereby changed to the "Salomon Brothers Strategic Bond Portfolio" series of capital stock of the Corporation.

     SECOND: The amendment does not change the outstanding authorized capital stock of the Corporation or the aggregate par value thereof.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Corporation's Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 14th day of March, 2002.

ATTEST:                                              TRAVELERS SERIES FUND INC.


/s/ Christina T. Sydor                              /s/ Heath B. McLendon
-------------------------------                     ---------------------------
Name:  Christina T. Sydor                           Name:  Heath B. McLendon
Title: Secretary                                    Title: President

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     THE UNDERSIGNED, the President of Travelers Series Fund Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             /s/ Heath B. McLendon
                                             --------------------------------
                                             Name:  Heath B. McLendon
                                             Title: President